Exhibit 10.14

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 19th day of December, 2013, by and among Silicon Valley Bank (“Bank”), The Rubicon Project, Inc., a Delaware corporation, Sitescout Corporation, a Washington corporation, Rubicon-FAN, Inc., a Delaware corporation, Strategic Data Corp., a Delaware corporation, and Mobsmith, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”) whose address is 12181 Bluff Creek Drive, Playa Vista, CA 90094.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2011 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the date by which Borrower must deliver its audited financial statements for Borrower’s 2011 and 2012 fiscal years.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(f) is hereby amended by deleting the reference to “December 31, 2013” and replacing it with “January 31, 2014”.

2.2 Exhibit B (Compliance Certificate). Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		The Rubicon Project, Inc.

By:	/s/ Victor Le	By:	/s/ David Day

Name:	Victor Le	Name:	David Day

Title:	Vice President	Title:	Chief Accounting Officer

Sitescout Corporation

		By:	/s/ David Day

		Name:	David Day

		Title:	Chief Accounting Officer

Rubicon-FAN, Inc.

		By:	/s/ David Day

		Name:	David Day

		Title:	Chief Accounting Officer

Strategic Data Corp.

		By:	/s/ David Day

		Name:	David Day

		Title:	Chief Accounting Officer

Mobsmith, Inc.

		By:	/s/ David Day

		Name:	David Day

		Title:	Chief Accounting Officer

[signature page of Sixth Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: THE RUBICON PROJECT, INC., SITESCOUT CORPORATION, RUBICON-FAN, INC., STRATEGIC DATA CORP. and MOBSMITH, INC.

The undersigned authorized officer of The Rubicon Project, Inc., on behalf of itself and its Subsidiaries (jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days (annual financial statements for FYE 12/31/11 and FYE 12/31/12 due by 1/31/14	Yes No
Transaction Reports, A/R Agings	Weekly if not on Streamline; otherwise, Monthly within 20 days	Yes No
A/P Agings and Reconciliations	Monthly within 20 days	Yes No
Annual Projections	Within 30 days of earlier of (i) approval by Board or (ii) start of FY	Yes No
10-Q, 10-K and 8-K (if applicable)	Within 5 days after filing with SEC	Yes No

Financial Covenants	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Fixed Charge Coverage Ratio*	1.10:1.00	:1.00	Yes No

*	Only required during a Triggering Period and the month immediately preceding such Triggering Period.

Streamline Periods/Performance Pricing		Applies
Net Cash ≥ $1.00*	Streamline Period is in effect; Prime + 0.00% or LIBOR + 2.00%	Yes No
Net Cash < $1.00	Streamline Period is not in effect; Prime + 1.50% or LIBOR + 3.50%	Yes No

*	If transitioning from not having a Streamline Period in effect to having a Streamline Period in effect, Borrower must maintain Net Cash equal to or greater than One Dollar ($1.00) for three (3) consecutive months prior to such Streamline Period taking effect.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

The Rubicon Project, Inc., on behalf of itself and all Borrowers	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Fixed Charge Ratio (Section 6.9(a)) (Only required during a Triggering Period and the month immediately preceding such Triggering Period.)

Required:	1.10:1.00

Actual:	:1.00

A.	Net Income of Borrower during the trailing 12-month period		$

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$

	2.	Depreciation expense	$

	3.	Amortization expense	$

	4.	Interest Expense	$

	5.	Non-cash stock compensation expense	$

	6.	Purchase accounting adjustments	$

	7.	Non-cash adjustments under ASC 350, 805 and 815	$

	8.	Other expenses or charges which do not represent a cash item	$

	9.	Other non-recurring losses or expenses up to $500,000	$

	10.	Cash paid for income taxes	$

	11.	Capital Expenditures (including software)	$

	12.	IPO capitalized costs	$

	13.	The sum of lines 1 through 9 minus lines 10 through 12	$

C.	Adjusted EBITDA (line A plus line B.13)		$

D.	Interest expenses accrued during trailing 12-month period		$

E.	Principal payments required to be paid during trailing 12-month period		$

F.	Fixed Charges (line D plus line E)		$

G.	Fixed Charge Coverage Ratio (line C divided by line F)		:1.00

Is line G equal to or greater than 1.10:1:00?

No, not in compliance	Yes, in compliance